Exhibit 10.30

October 22, 2025 Michael Trachtenberg 514 Twin Oaks Dr Wynnewood PA 19096 Dear Michael: It ismy pleasure to extend this formal offer of a position with Safehold Inc. (“Safehold” or the “Company”) as President based in our New York office. You will perform the services required by this offer letter from Safehold’s New York office and shall perform business travel to other locations as may be necessary to fulfill your duties and responsibilities hereunder. You will directly report to the Chief Executive Officer of Safehold, with such duties and day-to-day management responsibilities as are customarily performed by persons holding such offices at similarly situated publicly-traded finance and investment companies focusing on the real estate industry, including, overseeing and leading all operating and investment functions and such other duties as may be mutually agreed upon between you and the Chief Executive Officer. You will also be head of the Management Investment Committee and a member of the Executive Advisory Committee. This offer is subject to the satisfactory completion of a background check. Your anticipated start date is December 1, 2025 (the date you actually commence employment, “Start Date”). You agree to execute and deliver such other instruments and to take such other action as may reasonably be required to effectuate the terms and provisions of this offer letter. The terms of the offer are as follows: Exclusivity: While employed with Safehold, you will devote your best efforts and full business time and attention to Safehold’s business and affairs, and unless approved by the Company in accordance with its policies, (i) will not serve as an employee or consultant or on the board of directors or similar body of any other entity, or (ii) engage in any other business activity that is or may be competitive with the Company; provided that, you will be permitted to serve on the boards of directors of non-profit, civic or charitable organizations and manage your personal investments so long as such activities do not materially interfere with the performance of your duties as President or compete or conflict with the Company’s business. Your employment is contingent upon you executing on or prior to the Start Date, and thereinafter complying with the Company’s Confidentiality and Restrictive Covenants Agreement. Compensation: • Base Salary: You will be paid a base salary, semi-monthly, at the annual rate of $500,000. Your position is exempt, and you will not be eligible for overtime pay. Applicable payroll deductions, as required by state and federal law, will be withheld from your compensation, along with any voluntary deductions that you authorize.

• Initial “Sign-On” Bonus: You will receive an initial, one-time cash bonus following commencement of employment, in the amount of $250,000 less applicable withholding, payable on the first payroll date following commencement of your employment. In addition, subject to the approval of the Compensation Committee (“Compensation Committee”) of the Board of Directors of Safehold (the “Board”), you will receive a one-time award of restricted stock units (“RSUs”) under the Company’s Long Term Incentive Plan of restricted stock units (the “Sign-On RSUs”). The Sign-On RSUs will have a fair value of $1,250,000 based on the 10-day vwap of the Company’s common stock prior to your Start Date. Subject to your continued employment in good standing with Safehold through the vesting date, the Sign-On RSUs will ratably vest over five years in five substantially equal installments on each annual anniversary of your Start Date. The terms and conditions of the Sign-On RSUs will be subject to such other conditions determined by Compensation Committee, in its sole discretion, and governed by the terms and conditions of the applicable incentive equity plan and award agreement. • Annual Incentive Bonus: Beginning with the fiscal year ending December 31, 2026, you will be eligible for annual incentive compensation in the Company’s sole discretion based upon our assessment of your individual performance and the performance of the Company, which may be payable in the form of cash, equity-based awards, or a combination thereof. The target annual bonus will be set at $1,500,000 with a low range of $1,250,000 and a high range of $1,750,000. The actual amount of any annual bonus payable to you (if any) will be determined by reference to the attainment of the applicable performance objectives, as determined by the Compensation Committee in its sole discretion. Annual bonuses are typically paid in the first quarter of the following year with respect to services in the prior year. Any annual bonus payable in cash, including for fiscal year 2026, will be paid to you on the date on which annual cash bonuses are paid generally by the Company to its similarly situated employees, subject to your continued employment with the Company through the applicable payment date. • AHU Plan Award: The AHU Plan is a new plan intended to incentivize employees directly involved in building the Affordable Housing business, as well as provide incentives for other employees to support the development of the business. Subject to the approval of the Compensation Committee, you will be granted 60,000 RSUs tied to the AHU Plan (the “AHU Plan RSUs”). Subject to your continued employment in good standing with Safehold through the vesting date, the AHU Plan RSUs will vest on December 15, 2028 subject to the attainment of certain AHU commitments that are closed from June 1, 2025 to June 1, 2028, as determined by the Compensation committee in its sole discretion. The terms and conditions of the AHU Plan RSUs will be subject to such other conditions determined by Compensation Committee, in its sole discretion, and governed by the terms and conditions of the applicable incentive equity plan and award agreement. • Shareholder Success Plan (“SSP”): SSP is a new plan intended to incentivize employees of the Company to align long-term incentives with shareholder value creation. Awards are earned as

Safehold’s share price reaches increasing levels. The price targets will be set in $5 dollar increments above the 10-day vwap of the Company’s common stock prior to your Start Date. There will be 7 price targets. A price target is achieved once the Company’s closing share price averages the respective price target over 30 consecutive trading days. The price targets must be met prior to February 15, 2031 (“Achievement End Date”). Subject to the approval of the Compensation Committee, you will be awarded 700,000 RSUs (the “SSP RSUs”), with 1/7th of the RSUs subject to attainment of each price target. Subject to your continued employment in good standing with Safehold through the vesting date, the RSUs that meet the applicable price targets will vest on the Achievement End Date. In addition, such SSP RSUs will be subject to a sale restriction and may not otherwise be transferred for six-months after such RSUs vest. The terms and conditions of the SSP RSUs will be subject to such other conditions determined by Compensation Committee, in its sole discretion, and governed by the terms and conditions of the applicable incentive equity plan and award agreement. • Caret Performance Incentive Plan: Caret is a key part of Safehold’s shareholder value equation. The Caret Incentive Plan has been previously approved by stockholders and was created to incentivize recognition of and growth in the long-term capital appreciation imbedded in ground leases. Subject to the approval of the Compensation Committee, you will receive 50,000 Caret Units. Subject to your continued employment in good standing with Safehold through the vesting date, these Caret Units will ratably vest over five years in five substantially equal installments on each annual anniversary of your Start Date. The terms and conditions of the Carets Units will be subject to such other conditions determined by Compensation Committee, in its sole discretion, and governed by the terms and conditions of the applicable incentive equity plan and award agreement. • 401(k) Plan: You will be eligible for participation in the Safehold Inc. Retirement & Savings Plan (“401(k) Plan”), after completing three months of employment. Benefits: You will be entitled to coverage under the Company’s general medical, dental, vision, short term and long-term disability, and life insurance programs, subject to the terms and conditions of these programs, as may be amended from time to time. Employee contributions are required for medical coverage of employee, spouse, domestic partner, and dependent children. Safehold currently pays 100% of the premiums for employee coverage under these programs other than medical. Safehold currently provides 25 days of PTO (vacation + personal days) annually, earned monthly. Safehold also currently provides 7 sick days and 12 paid company holidays. Nothing herein is intended, or shall be construed, to require Safehold to institute or continue any particular plan or benefit. During your employment for a period of up to one-year following your Start Date, the Company will provide you with a corporate housing allowance. The corporate housing allowance shall not exceed $200,000 for the year, paid in monthly installments. At-Will Employment: Your employment with the Company will be “at will,” which means that either you or the Company may terminate the employment relationship at any time and for any reason, or no reason, with or without cause and with or without notice. This “at will” relationship supersedes any prior oral or written promises or agreements and may only be altered by a written document signed by the Company’s Chief Executive Officer. Company Policies: As a condition of employment with the Company, you agree to observe and comply with all applicable laws and the rules and policies of the Company, as in effect from time to time, including the Company’s Code of Ethics and Conduct, which sets forth various legal and ethical standards for conducting business, the Company’s Insider Trading Compliance Policy and Procedures and the Company’s stock ownership guidelines. The Code of Ethics and Conduct includes provisions regarding maintaining the confidentiality of sensitive information regarding the Company’s business. You will also be subject to the Company’s Policy for Recovery of Erroneously Awarded Compensation, as in effect from time to time, and any other clawback or recoupment provisions as may be required pursuant to any applicable laws, stock exchange listing requirements or policies of the Company in effect from time to time. The Code of Ethics and Conduct and other Company policies will be provided to you following the commencement of your employment. Tax Matters: All payments contemplated by this offer letter will be subject to any required withholding of federal, state and local taxes pursuant to any applicable law or regulation and the Company will be entitled to withhold any and all such taxes from amounts payable under this offer letter. To the extent applicable, this offer letter will be interpreted in such manner as necessary to assure exemption from, or compliance with, Section 409A of the Internal Revenue Code (the “Code”) and Department of Treasury regulations and other interpretive guidance issued thereunder (collectively, “Section 409A”). For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), your right to receive any installment payments under this offer letter will be treated as a right to receive a series of separate payments and, accordingly, each such installment payment will at all times be considered a separate and distinct payment. Notwithstanding anything to the contrary herein, no compensation or benefits will be paid to you during the six-month period following your “separation from service” if paying such amounts at the time or times indicated in this offer letter would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Section 409A without resulting in a prohibited distribution), the Company will pay you a lump-sum amount equal to the cumulative amount that would have otherwise been payable to you during such period (without interest). In no event will the Company or its affiliates be liable for any taxes, interest or penalties imposed on you under Section 409A or any corresponding provision of state or local law. Arbitration: Any controversy or dispute that establishes a legal or equitable cause of action (“Arbitration Claim”), between any two or more Persons Subject to Arbitration (as defined below), including without limitation, any controversy or dispute, whether based on contract, common law, or federal, state or local statute or regulation, arising out of, or relating to your employment or the termination thereof, will be submitted to final and binding arbitration as the sole and exclusive remedy for such controversy or dispute. Notwithstanding the foregoing, this offer letter will not require any Person Subject to Arbitration to arbitrate pursuant to this offer letter any claims: (i) under a Company benefit plan subject to the Employee Retirement Income Security Act, as amended; (ii) for unemployment or workers’ compensation benefits; (iii) of sexual harassment or sexual assault arising under federal, state, local, or tribal law, unless you elect to arbitrate such disputes; (iv) brought before the Equal Employment Opportunity Commission or similar state or local agency, if you are required to exhaust your administrative remedies; provided, that any appeal from an award or denial of an award by any such agency or any further action upon receipt of a right-to-sue letter will be arbitrated pursuant to the terms of this offer letter; (v) as to which applicable law not preempted by the Federal Arbitration Act prohibits resolution by binding arbitration hereof; or (vi) brought by the Company under the Proprietary Information, Inventions, Non-Solicitation Agreement and/or the Confidentiality Agreement. Either the Company or you may seek provisional non-monetary remedies in a court of competent jurisdiction to the extent that such remedies are not available or not available in a timely fashion through arbitration. It is the parties’ intent that issues of arbitrability of any dispute will be decided by the arbitrator. For purposes of this offer letter, “Persons Subject to Arbitration” means, individually and collectively, (i) you, (ii) any person in privity with or claiming through, on your behalf or in your right, (iii) the Company, (iv) any past, present or future affiliate, employee, officer, director or agent of the Company, and/or (v) any person or entity alleged to be acting in concert with or to be jointly liable with any of the foregoing. The arbitration will take place before a single neutral arbitrator at the JAMS office in New York County, pursuant to JAMS’s Employment Arbitration Rules & Procedures, available at https://www.jamsadr.com/rules-employment-arbitration/English. Such arbitrator will be provided through JAMS by mutual agreement of the parties to the arbitration; provided that, absent such agreement, the arbitrator will be selected in accordance with the rules of JAMS then in effect. The arbitrator will permit reasonable discovery. The arbitration will be conducted in accordance with the JAMS rules applicable to employment disputes in effect at the time of the arbitration. The award or decision of the arbitrator will be rendered in writing; will be final and binding on the parties; and may be enforced by judgment or order of a court of competent jurisdiction. In the event of arbitration relating to this offer letter, the non-prevailing party will reimburse the prevailing party for all costs incurred by the prevailing party in connection with such arbitration (including, without limitation, reasonable legal fees in connection with such arbitration, including any litigation or appeal therefrom). YOU AND THE COMPANY UNDERSTAND THAT BY AGREEING TO ARBITRATE ANY ARBITRATION CLAIM, THEY WILL NOT HAVE THE RIGHT TO HAVE ANY ARBITRATION CLAIM DECIDED BY A JURY OR A COURT, BUT WILL INSTEAD HAVE ANY ARBITRATION CLAIM DECIDED THROUGH ARBITRATION. YOU AND THE COMPANY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT TO BRING CLAIMS COVERED BY THIS OFFER LETTER OTHER THAN IN THEIR INDIVIDUAL CAPACITIES. EXCEPT AS MAY BE PROHIBITED BY LAW, THIS WAIVER INCLUDES THE ABILITY TO ASSERT CLAIMS AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. The foregoing paragraphs of this offer letter will be interpreted to conform to any applicable law concerning the terms and enforcement of agreements to arbitrate employment disputes. To the extent any terms or conditions of the foregoing paragraphs would preclude its enforcement, such terms will be severed or interpreted in a manner to allow for the enforcement of the foregoing paragraphs. To the extent applicable law imposes additional requirements to allow enforcement of the foregoing paragraphs, this offer letter will be interpreted to include such terms or conditions. Entire Agreement: This offer letter, together with the agreement specified herein, constitutes the complete agreement between you and the Company and supersedes any prior agreements, representations or understandings (whether written, oral or implied) between you and the Company. This offer letter may not be amended or modified, except by an express written agreement signed by both you and a duly authorized officer of the Company. Governing Law: This offer letter shall be interpreted and construed in accordance with the laws of the state of New York without regard to any conflicts of laws principles. We are excited about the prospect of you joining Safehold. Feel free to contact me at 212-930-9489 or tulyatt@safeholdinc.com if you have any questions. Please review thisletter carefully and then sign, date, and return a copy of this letter to show your agreement with the terms of this offer and its acceptance. Kind Regards, Theresa Ulyatt Chief People Officer I hereby accept Safehold’s offer of employment. Michael Trachtenberg Date